Exhibit 23.1

                                  DALE MATHESON
                               CARR HILTON LABONTE

                              Chartered Accountants


January 13, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance 450
Fifth St. N.W.
Washington DC 20549

Re: Re: Morgan Creek Energy Corp. - Form SB-2 Registration Statement (Amended)

Dear Sirs:


As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement (Amended) dated January 13, 2006, of the following:


o Our report to the Stockholders and Board of Directors of Morgan Creek Energy Corp. dated January 31, 2005, on the financial statements of the Company as at December 31, 2004 and for the period from October 20, 2004 (inception) to December 31, 2004.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


/s/Dale Matheson Carr-Hilton LaBonte
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Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia


/s/Dale Matheson Carr-Hilton LaBonte
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Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia